Exhibit 10.6

FOURTH AMENDMENT TO MASTER LOAN AND SECURITY AGREEMENT

FOURTH AMENDMENT TO MASTER LOAN AND SECURITY AGREEMENT, dated as of May 6, 2014 (this “Amendment”), by and among ACRC LENDER C LLC, a Delaware limited liability company (the “Borrower”), ARES Commercial Real Estate Corporation, a Maryland corporation (the “Guarantor”) and CITIBANK, N.A., a national banking association (the “Lender”).

R E C I T A L S:

WHEREAS, the Borrower and the Lender entered into that certain Master Loan and Security Agreement dated as of December 8, 2011, as amended by (1) that certain First Amendment to Master Loan and Security Agreement, dated as of April 16, 2012, (2) that certain Letter Agreement, dated as of May 10, 2013, (3) that certain Second Amendment to Master Loan and Security Agreement, dated as of July 12, 2013, and (4) that certain Third Amendment to Master Loan and Security Agreement, dated as of August 27, 2013 (as so amended and as the same may be further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”; capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement, as amended hereby).

WHEREAS, the parties wish to amend the Loan Agreement as more specifically set forth herein.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto hereby covenant, agree, represent and warrant that the Loan Agreement is hereby amended as follows, effective as of the date hereof:

Section 1.              Amendment to Loan Agreement.  The Loan Agreement is hereby modified as of the date hereof as follows:

1.1          The following definitions in Section 1.01 of the Loan Agreement are hereby deleted in their entirety and the following corresponding definitions are substituted therefor:

“Change of Control” The occurrence of any of the following events without the prior approval of Lender:

(a)           ACRE Management is no longer the manager of substantially all (by face value) of the loan assets of Guarantor (or Substitute Guarantor, as applicable) or if the Management Agreement is modified in any material respect;

(b)           any merger, reorganization or consolidation of ACRE Management where the successor entity is not ACRE Management as of the date hereof;

(c)           ACRE Management shall cease to be owned and controlled, directly or indirectly, by Ares Management LLC or one or more of its Affiliates; or

(d)           Guarantor (or after the occurrence of a Capital Markets Event, Substitute Guarantor) shall cease to own and control, of record and beneficially 100% of the Equity Interests of Borrower.

“Eligible Property Type” shall mean any of the following types of underlying real estate: (a) multi-family, (b) office, (c) retail, (d) hospitality, (e) industrial, (f) self-storage, (g) student housing or (h) additional types of real estate that may be approved by Lender in its sole discretion from time to time.

“Final Repayment Date” shall mean the Payment Date in December, 2018.

“Interest Rate” shall mean with respect to each Loan, for any Interest Period, a rate per annum equal to the sum of (i) LIBOR as determined for such Interest Period plus (ii) the Applicable Margin for such Loan.

“Maximum Credit” shall mean $250,000,000.

1.2          Schedule 5 to the Loan Agreement is hereby deleted in its entirety and replaced with Schedule 5 attached hereto and made a part hereof.

1.3          Exhibit A to the Loan Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto and made a part hereof.

1.4          In Section 2.02(a) of the Loan Agreement, the phrase “dated as of July 12, 2013” is hereby deleted and replaced with the phrase “dated as of May 6, 2014”.

1.5          In Section 6.08 of the Loan Agreement, the address “Two North LaSalle Street, Suite 925, Chicago, Illinois 60602” is hereby deleted and replaced with “One North Wacker Drive, 48th Floor, Chicago, Illinois 60606”.

1.6          Exhibit G to the Loan Agreement is hereby deleted in its entirety and replaced with Exhibit G attached hereto and made a part hereof.

1.7          The notice addresses set forth on the Borrower’s signature page are hereby deleted in their entirety and replaced with the following:

One North Wacker Drive, 48th Floor

Chicago, Illinois 60606

Attention: Sharon Ephraim

Telecopier No.: (312) 252-7501

Telephone No.: (312) 252-7515

With a copy to:

One North Wacker Drive, 48th Floor

Chicago, Illinois 60606

Attention: Legal Department

Telecopier No.: (312) 252-7501

Telephone No.: (312) 252-7529

Section 2.              Outstanding Funding Confirmations.

2.1          Notwithstanding anything to the contrary contained in this Amendment, the Loan Agreement (including, without limitation, the definition of “Interest Rate” in Section 1.01) or the other Loan Documents or any prior correspondence between Borrower and Lender, Borrower and Lender hereby agree that the terms and conditions of that certain Funding Confirmation, dated as of April 30, 2014, by and between Lender and Borrower and attached hereto as Appendix 1 (the “Colorado Office Confirmation”) remain unmodified and in full force and effect.

Section 3.              Omnibus Amendment to Loan Documents.

3.1          Any references to the Loan Agreement in the Loan Documents shall hereinafter refer to the Loan Agreement as modified by this Amendment.

Section 4.              Covenants, Representations and Warranties of Borrower.

4.1          The Borrower hereby reaffirms all terms and covenants made in the Loan Documents as amended hereby.

4.2          The Borrower hereby represents and warrants that this Amendment has been duly executed and delivered by the Borrower.  This Amendment is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

4.3          The Borrower hereby represents and warrants that, to the best of its knowledge, as of the date hereof, no Event of Default has occurred and is continuing, and no Event of Default will occur as a result of the execution, delivery and performance by the Borrower of this Amendment.

Section 5.              Reaffirmation of Guaranty.

5.1          Guarantor has executed this Amendment for the purpose of acknowledging and agreeing that, notwithstanding the execution and delivery of this Amendment and the amendment of the Loan Agreement hereunder, all of Guarantor’s obligations under the Guaranty remain in full force and effect and the same are hereby irrevocably and unconditionally ratified and confirmed by Guarantor in all respects.

Section 6.              Effect Upon Loan Documents.

6.1          The Borrower hereby ratifies and confirms as of the date hereof that all of the terms, covenants, indemnifications and provisions of the Loan Agreement and the other Loan Documents are and shall remain in full force and effect without change except as otherwise expressly and specifically modified by this Amendment, and as previously provided to Lender under the terms of the Loan Documents.

6.2          The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender under the Loan Documents, or any other document, instrument or agreement executed and/or delivered in connection therewith.

6.3          The Borrower acknowledges that nothing contained herein shall be construed to relieve the Borrower from its obligations under any Loan Document except as otherwise expressly and specifically modified by this Amendment.

Section 7.              No Oral Modification.   This Amendment may not be modified, amended, waived, changed or terminated orally, but only by an agreement in writing signed by the party against whom the enforcement of the modification, amendment, waiver, change or termination is sought.

Section 8.              Binding Effect.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 9.              Counterparts.  This Amendment may be executed in any number of duplicate originals and each such duplicate original shall be deemed to constitute but one and the same instrument.

Section 10.            Invalidity.  If any term, covenant or condition of this Amendment shall be held to be invalid, illegal or unenforceable in any respect, this Amendment shall be construed without such provision.

Section 11.            Governing Law.  This Amendment shall be governed by the laws of the state of New York (without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction) and applicable United States Federal Law.

Section 12.            No Novation.  This Amendment does not, and shall not be construed to, constitute the creation of a new indebtedness or the satisfaction, discharge or extinguishment of the debt secured by the Loan Documents, nor does it in any way affect or impair the lien of the Loan Documents.  No action undertaken pursuant to this Amendment shall constitute a waiver or a novation of the Lender’s rights under the Loan Documents.

Section 13.            Costs.  The Borrower hereby acknowledges and agrees that it shall be responsible for the payment of any reasonable out-of-pocket costs, fees and expenses of the Lender incurred in connection with the preparation, negotiation, execution or delivery of this Amendment (including, without limitation, the reasonable fees and disbursements of counsel to the Lender).

[Signatures appear on following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

ACRC LENDER C LLC,
a Delaware limited liability company

By:	/s/ John Jardine
	Name:	John Jardine
	Title:	Authorized Signatory

GUARANTOR:

ARES COMMERCIAL REAL ESTATE CORPORATION, a Maryland corporation

By:	/s/ John Jardine
	Name:	John Jardine
	Title:	Authorized Signatory

[SIGNATURES CONTINUE ON NEXT PAGE]

LENDER:

CITIBANK, N.A.,
a national banking association

By:	/s/ Richard B. Schlenger
	Name:	Richard B. Schlenger
	Title:	Authorized Signatory

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